UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 25, 2004
                                                         -----------------

                         American Financial Realty Trust
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Maryland                   1-31678                  02-0604479
      ---------------          ----------------          -------------------
      (State or Other          (Commission File             (IRS Employer
      Jurisdiction of               Number)              Identification No.)
      Incorporation)

                          1725 The Fairway
                           Jenkintown, PA                        19046
                ----------------------------------------      ----------
                (Address of Principal Executive Offices)      (Zip Code)

       Registrant's telephone number, including area code: (215) 887-2280
                                                           --------------


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Item 12. Results of Operations and Financial Condition

In connection with its release of earnings on February 25, 2004, the Registrant is making available its press release associated with such release of earnings. This press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP Financial Measures

The Company believes that FFO is helpful to investors as a measure of the Company's performance as an equity REIT because it provides investors with an understanding of our operating performance and profitability. In addition, because this measure is commonly used in the REIT industry, the Company's use of FFO may assist investors in comparing our performance with that of other REITs. AFFO is a computation often made by REIT industry analysts and investors to measure a real estate company's cash flow generated from operations. The Company believes that AFFO is helpful to investors as a measure of our liquidity position, because, along with cash flows from operating activities, this measure provides investors with an understanding of our ability to pay dividends. In addition, because this measure is commonly used in the REIT industry, the Company's use of AFFO may assist investors in comparing our liquidity position with that of other REITs. The Company's calculations of FFO and AFFO differs from the methodologies for calculating FFO and AFFO utilized by certain other equity REITs and, accordingly, may not be comparable to such REITs.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN FINANCIAL REALTY TRUST

                                       By: /s/ Nicholas S. Schorsch
                                           -------------------------------------
                                           Nicholas S. Schorsch
                                           President and Chief Executive Officer

                                       By: /s/ James T. Ratner
                                           -------------------------------------
                                           James T. Ratner
                                           Senior Vice President and
                                           Chief Financial Officer

Dated: February 25, 2004